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                                                                    Exhibit 10.8




                              EMPLOYMENT AGREEMENT
                              --------------------

This Agreement dated as of August 25, 1997 by and between William White
                                                          -------------
("Employee"), and SHOPPERS FOOD WAREHOUSE, a Delaware corporation ("Employer").
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                              W I T N E S S E T H:
                              --------------------

WHEREAS, the parties hereto desire by this Agreement to provide for the employment of Employee by Employer;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt, sufficiency and adequacy of which the parties conclusively acknowledge, the parties hereto, intending to be legally bound, agree as follows:

1.   EMPLOYMENT
     ----------

     (a) Duties.  Employer hereby employs Employee, and Employee accepts
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employment by Employer, as President of Shoppers Food Warehouse during the
                           ------------------------------------
Employment period (as defined in Section 2), with such duties, responsibilities and authority as are commensurate with and appropriate to such position and as are from time to time set forth in the bylaws of the Employer and otherwise delegated to him by the Board of Directors of the Employer ("the Board of Directors"), and shall report to the Executive Committee of the Board, the Board of Directors, or other Senior Executive as directed by the Board. Employee agrees to observe and comply with the rules and regulations of Employer as adopted by the Board of Directors respecting the performance of his or her duties and to carry out and follow the orders, policies and directions stated by Employer to him or her from time to time, provided, however, that such regulations and directions are consistent with the authority and responsibility of the position specified above.

     (b) Full Time Employment.  During the Employment period Employee shall
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devote all his or her time and attention to his services for Employer and shall diligently perform his or her duties and responsibilities under this Agreement. Employee acknowledges that the proper performance of his or her duties and responsibilities may require the rendering of services not only during normal business hours, but over and beyond those hours as well.

     (c) Place of Employment and Travel.  Employee's principal place of
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employment shall be at the executive offices of Employer in Lanham, Maryland.
If Employer's executive offices are moved from Lanham, Maryland, Employee's principal place of employment shall be changed to the location where such executive offices are moved. Employee agrees to travel for the performance of his or her duties under this Agreement as Employer may request from time to time. If Employer's
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executive offices are relocated a distance greater than 100 miles from Lanham,
Maryland, Employee's relocation expenses will be paid by Employer if Employee elects to relocate. At the Employee's option, if Employee decides not to relocate, the relocation of the executive offices will be deemed a termination without cause and the Employee will be eligible to receive severance benefits as outlined in Section 7(e) of this Agreement.

2.   TERM
     ----

     The term of Employee's employment under this Agreement (the "Employment Period") shall commence on August 25, 1997 and end on August 25, 1998. If the
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Employer decides not to renew this Agreement, notice will be delivered in writing at least 30 days prior to the end of the term of this Agreement. If such notice is not delivered then the Agreement will continue for an additional one
(1) year after which it will automatically expire, unless it is renewed.

3.   COMPENSATION
     ------------

     (a) Base Salary.  Employee's annual base salary shall be Three Hundred
         -----------                                          -------------
Thousand Dollars  ($300,000.00), subject to an annual increase as recommended to
-------------------------------
the Board of Directors by the Compensation Committee of the Board of Directors following review and performance appraisal of Employee, and following approval by the Board of Directors. Employee's base salary shall be paid in accordance with Employer's normal payroll procedure.

     (b) Bonus.  A target bonus of 40% of base salary.  Any payments made will
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be based on the components of Employee's target bonus program.  This bonus payment is subject to approval by the Board of Directors. Receipt of this bonus is subject to Employee's active employment at Shoppers Food Warehouse at the time of bonus payments. This bonus is not payable if Employee has been, or is being terminated pursuant to Section 7.

     (c) Withholding Tax.  All compensation shall be subject to the customary
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withholding tax and other employment taxes as required with respect to compensation paid by a corporation to an employee.

4.   STOCK OPTIONS
     -------------

     (a) Stock Options.  Employee shall be eligible for the annual award of
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stock options pursuant to the stock option plans under which the Employee is currently a participant, as determined by the Board(s) of Directors of the company(s), pursuant to the individual company(s) stock option plan(s).

     (b) Exercise upon Certain Terminations of Employment.  In the event of the
         ------------------------------------------------
termination of Employee's employment hereunder for any reason other than pursuant to Section 7 (d), Employee shall have the right to exercise, on or before the effective date of the termination of this Agreement, any option which has vested in Employee hereunder coincident with or prior to the effective date of

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the termination of Employee's employment hereunder, subject to the other terms and conditions of such option plan(s). In addition, in the event of the termination of Employee's employment due to his or her death, the personal representative of the Employee shall have the right to exercise any such option within the later of (i) thirty (30) days notice of such right by Employer to Employee's personal representative or (ii) sixty (60) days of the date of Employee's death.

5.   EMPLOYEE BENEFITS
     -----------------

     During the Employment Period, Employer shall provide Employee with the following benefits:

     (a) Health Plan Coverage.  Employer shall provide Employee with health
         --------------------
benefits, including major medical health insurance, Accidental Death and Dismemberment (AD&D) and such other benefits that are in effect at the time of this Agreement for the Employee and his or her immediate family all in
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accordance with Employer's "Executive Health Plan" as now in effect.
----------

     (b) Further Benefits.  Employee shall, during the term of this Agreement
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(and thereafter to the extent provided herein), be eligible to participate in all applicable profit sharing and 401 (k) plans and insurance benefits in effect for all salaried employees of the Employer, together with any future improvements in such plans or benefits, subject to the eligibility requirements of such plans. In addition, Employee shall be entitled during the term of this Agreement, and thereafter to the extent provided for herein or in any such plan, to receive such other and further benefits as shall be generally made applicable to key executive employees of the Employer, and such additional benefits, as may be granted from time-to-time by the Board of Directors, in it's sole discretion.

     (c) Vacation.  Employee shall be entitled to paid vacation leave of three
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(3) weeks in every year of employment, increased pursuant to Employer's vacation
---
policy. Effective with this Agreement, all vacation earned subsequent to the date of this Agreement shall be taken no later than by the end of the following year or be forfeited, unless prior approval is granted by the Compensation Committee of the Board of Directors.

     (d) Business Expenses.  Employer shall reimburse Employee pursuant to
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Employer's policy of employee expense reimbursement of all items of travel, entertainment and miscellaneous expenses reasonably incurred by Employee on behalf of Employer and presented to Employer on the appropriate voucher.

     (e)  Automobile Allowance: Employer shall pay to Employee as an automobile
          --------------------
allowance the sum of Eight Hundred Fifty Dollars ($850.00) per month.
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6.   PROPRIETARY DATA
     ----------------

     (a) Trade Secrets and Other Confidential Information.  During the
         ------------------------------------------------
Employment Period and for three (3) years thereafter, Employee shall keep confidential any data, documents, or financial

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or other information of a trade secret or confidential nature relating to
Employer's past, present or future operations (the "Proprietary Data"), shall not disclose the Proprietary Data to any third parties other than officers, employees or agents of Employer on a "need to know" basis, shall take all necessary steps to ensure that such officers, employees or agents keep such Proprietary Data confidential, and shall use the Proprietary Data only in connection with rendering services to Employer. Upon the end of the Employment Period, Employee shall promptly return to Employer the originals and all copies of the Proprietary Data in the possession of Employee, and shall not use any of the Proprietary Data for his or her own benefit or for the benefit of any third parties. The covenants contained in this Section 6(a) shall not apply to Proprietary Data which is or becomes a matter of general knowledge in the industry otherwise than by a breach of the provisions of this Section 6(a).

     (b) Injunctive Relief.  Employee acknowledges that the covenants contained
         -----------------
in Sections 6(a) are necessary for the protection of the legitimate business interests of Employer and are reasonable limitations of activities, that the rights of Employer are of a specialized and unique character, and that immediate and irreparable damage will result to Employer if Employee fails to or refuses to perform or comply with such covenants. Therefore, notwithstanding any election by Employer to claim damages from Employee as a result of any such failure or refusal, Employer may, in addition to any other remedies and damages available, seek an injunction in a court of competent jurisdiction to restrain any such failure or refusal (and no bond or other security shall be required in connection therewith). In that connection, Employee represents and warrants that his or her expertise and capabilities are such that performance or compliance with the covenants (and the enforcement thereof by injunction or otherwise) will not prevent him or her from earning a livelihood. If a court refuses to enforce the covenants set forth in Section 6(a) because they are found to be unreasonable, Employee and Employer agree to abide by any lesser restrictions (for instance, as to duration and geographic area) that are found to be reasonable.

7.   TERMINATION
     -----------

     (a)  Definition of Compensation: For purposes of termination, compensation
          --------------------------
at the time of termination shall be deemed to include accrued sick and vacation and salary through the effective date of termination, plus any and all benefits normally granted by Employer to Employees upon termination.

     (b) Death.  The Employment Period shall forthwith terminate upon the death
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of Employee, whereupon Employer shall not have any further obligations or liability hereunder except to pay the Employee's estate the unpaid portion, if any, of Employee's compensation accrued for the period up to the date of Employee's death.

     (c) Total Disability.  In the event of the Total Disability (as that term
         ----------------
is hereafter defined) of Employee for a period of six (6) consecutive full calendar months, Employer shall have the right to end the Employment Period by giving Employee ten (10) days' written notice. Upon the expiration of such ten
(10) day period, the Employment Period shall end and Employer shall not

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have any further obligations hereunder except to pay Employee the unpaid portion, if any, of Employee's compensation accrued for the period up to the date of termination of Employee's employment. As used in this Agreement, the term "Total Disability" shall mean a mental or physical condition which, in the opinion of Employer and in the opinion of two consulting physicians, renders Employee unable or incompetent to carry out his obligations hereunder, provided, however that said disability must also be in accordance with disability as defined in the Company's Long Term Disability coverage and, therefore, Employee shall be eligible for such Long Term Disability coverage.

     (d) With Cause.   Employer shall have the right to immediately terminate
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the employment of Employee at any time for just cause. For purposes of the foregoing, "just cause" shall include, but not be limited to: (i) Employee's commission of any act which constitutes an offense involving moral turpitude under federal, state or local law; (ii) Employee's material breach of any of the terms of this Agreement; (iii) Employee's refusal to follow lawful and reasonable directive(s) of the Board of Directors made in compliance with
Section 1(a) hereof; (iv) documented performance problems; or (v) violation of any part of the Shoppers Food Warehouse Statement of Business Ethics, a copy of which is incorporated with this Agreement. Upon such termination, Employer shall have no further obligations or liability hereunder except to pay Employee the unpaid portion, if any, of Employee's compensation accrued for the period up to the date of termination of Employee's employment.

     (e)  Dissatisfaction by Employer Without Cause.  Employer shall have the
          -----------------------------------------
right to terminate the employment of Employee without cause upon at least thirty
(30) days written notice to Employee. If Employer shall terminate the employment of Employee pursuant to this Section 7 (e), the Employment Period shall end at the expiration of the notice period and Employer shall not have any further obligations or liability hereunder except (i) to pay Employee the unpaid portion, if any, of Employee's compensation accrued for the period up to the date of termination of Employee's employment, together with an additional amount of one (1) year of base salary as severance in accordance with Employer's normal payroll schedule to commence immediately following the effective date of the termination of the Employee's employment hereunder; and (ii) to pay to Employee in a lump sum an amount equal to the number of days of accrued and unused vacation and sick leave computed at the Employee's base salary in effect on the date of termination. If new employment (defined as employment for another company, or self-employment) for the Employee commences at any time during the severance period and the base salary is the same or more than that paid by the Employer, then Employer shall cease payments under this section. If the base salary paid by the new employment is less than the base salary paid by the Employer then the Employer will continue to pay the difference between the new base salary and that paid by the Employer for the balance of the one (1) year
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severance period.  Employee must notify Employer immediately in writing upon starting new employment. If Employee does not notify Employer immediately upon starting new employment, then Employee agrees that should Employer need to hire legal counsel to retrieve monies that should not have been paid, that Employee will be responsible for the Employer's reasonable legal costs. Employer shall offer health insurance continuation under COBRA commencing upon the termination of employment, the cost of which

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will be paid by the Company until, the earlier of, (i) thirty (30) days after the date the Employee starts new employment or (ii) the severance period ends. Employee may continue COBRA at their own expense for the balance of the COBRA period. The COBRA cost paid by the Employer will be added to the Employee's income and taxed. Lastly, Employee shall be entitled to utilize the services of a professional out placement service, the reasonable cost and duration of which shall be determined and borne by Employer.

     (f) Dissatisfaction by Employee.  If Employee at any time is for any reason
         ---------------------------
dissatisfied with the terms and conditions of his or her employment hereunder, Employee shall have the right to terminate his or her employment upon at least thirty (30) days written notice to Employer. If Employee shall terminate his or her employment pursuant to this Section 7(f), the Employment Period shall end at the expiration of the notice period and Employer shall have no further obligations or liability hereunder except to pay to Employee the unpaid portion, if any, of Employee's compensation accrued for the period up to the date of termination. (If Employee gives thirty (30) days written notice due solely to Employer's decision not to renew this Agreement as set forth in Section 2, or Employee's dissatisfaction with the terms of a new Agreement, then the Employee will be eligible for the severance terms outlined in Section 7(e).) Such written notice by the Employee must be given no later than the 30th day after the termination or expiration of the Agreement outlined in Section 2. If Employee does not give written notice to the Employer within said thirty (30) day period then Employee understands and acknowledges that he or she will not be eligible to receive the severance and other benefits outlined in Section 7(e) and agrees that if he or she continues to be employed, his or her employment will be at-will and for no definite or determinable period and may be terminated at any time, with or without notice, at the option of the Employee or the Company.

8.   MISCELLANEOUS
     -------------

     (a) Governing Law.  This Agreement shall be governed by the laws of the
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State of Delaware applicable to agreements made by and to be performed by
Delaware corporations.

     (b) Amendment of Agreement.  No amendment or variation of the terms of this
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Agreement, with or without consideration, shall be valid unless made in writing and signed by the Employee and a duly authorized representative of the Employer (other than Employee).

     (c) Waiver of Conditions.  Any waiver agreed to between Employer and
         --------------------
Employee of any provision should not be construed as a general waiver of the provision, or waiver of any other provision of this Agreement.

     (d)  Entire Agreement.  This Agreement contains the entire agreement
          ----------------
between then parties and supersedes all prior oral and written agreements, understandings, commitments, and practices between the parties, whether or not fully performed by Employee before the date of this Agreement.

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

     (e) Headings.  The section headings of this Agreement are for reference
         --------
purposes only and are to be given no effect in the construction or interpretation of this Agreement.

     (f) Notice.  All notices, requests and other communications under this
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Agreement shall be in writing and shall be deemed given when delivered personally or upon receipt when sent by an express mail service, provided that in each case a copy is mailed by first-class, registered mail, return receipt requested, addressed as follows (or as may otherwise have been specified by the intended recipient by notice as herein provided)


          If to Employee:

               William White
               1210 Buckhead Circle
               Vestavia Hills, Alabama 35216


          If to Employer:

               Director and Chairman of the Executive Committee
               Shoppers Food Warehouse
               3300 75th Avenue
               Landover, Maryland  20785

               General Counsel
               Shoppers Food Warehouse
               4600 Forbes Boulevard
               Lanham, Maryland 20706-4359

     (g) Severability.  If any provision of this Agreement is held invalid or
         ------------
unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

     (h) Merger or Consolidation.  This Agreement shall not be terminated by any
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merger, consolidation, transfer of any or  all of the assets of the Employer or voluntary or involuntary dissolution of the Employer. In the event of a merger or consolidation or upon the transfer of assets, the surviving or resulting corporation or the transferee of the Employer's assets shall be bound by and shall have the benefit of the provisions of this Agreement, and the Employer shall take all actions necessary to ensure that such corporation or transferee is bound by the provisions of this Agreement. This Agreement shall be binding upon the Employer notwithstanding any change in the composition of the Board of Directors or change in ownership of the Employer.

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

     (i) No Covenants.  Employee hereby represents and warrants that he or she
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is not subject to or bound by any employment contract, restrictive covenant or other agreement or any order or decree that prevents him or her from entering into this Agreement or from performing his or her responsibilities as contemplated by this Agreement.

     (j) Attorney's Fees.  If a dispute arises with respect to the Employer's
         ----------------
obligations or the Employee's rights under this Agreement, or if any legal proceedings shall be brought to enforce or interpret any provisions contained herein, or to recover damages for breach hereof, or in the event of any other litigation involving this Agreement, Employee shall recover from the Employer all reasonable attorney's fees and costs and disbursements incurred as a result of such dispute. In addition, Employee shall recover from Employer all reasonable attorney's fees and costs and disbursements incurred as a result of any legal proceeding filed by Employee, unless the Employee's pursuit of legal proceedings is deemed frivolous or in bad faith as determined by the court in any such action.

     (k) Assignment; Binding Effect.  This Agreement shall be binding upon, and
         ---------------------------
shall inure to the benefit of, and be enforceable by , the parties hereto and their respective successors and assigns, provided, that (i) this Agreement is a
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personal service agreement and no right hereunder may be assigned by Employee, except that it shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors or administrators; and
(ii) unless Employer shall have complied with Section 8(h) hereof, no right hereunder may be assigned or transferred by Employer by operation of law or otherwise. Any purported assignment or transfer in violation of this Section 8(k) shall be null and void.

IN WITNESS WHEREOF, this Agreement has been signed by a duly authorized officer of Employer and by Employee as of the date first above-written.

SHOPPERS FOOD WAREHOUSE

/s/ L. G. Schafran                                  August 18, 1997
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Larry G. Schafran                                   Date
Director


/s/ Mark A. Flint                                   August 18, 1997
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Mark A. Flint                                       Date
Chief Executive Officer


EMPLOYEE

/s/ William J. White                                August 26, 1997
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William White                                       Date

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